UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2025

FULL HOUSE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32583	13-3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Summerlin 1980 Festival Plaza Drive, Suite 680 Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 221-7800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	FLL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On May 16, 2025, Full House Resorts, Inc. (the “Company”) entered into an Amendment to Employment Agreement (the “Amendment”) with Lewis Fanger, which amends the Employment Agreement dated May 19, 2022 between the Company and Mr. Fanger (the “Employment Agreement”). Pursuant to the Amendment, the term of the Employment Agreement was extended to August 4, 2025.  The effective date of the Amendment is May 15, 2025. Except as set forth in the Amendment, the Employment Agreement is unaffected and shall continue in full force and effect in accordance with its terms.

A copy of the Amendment is filed with this Form 8-K and attached hereto as Exhibit 10.1. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 15, 2025, the Company held its Annual Meeting of Stockholders. A total of 31,037,475 shares (86.3% of shares outstanding as of the record date) of the Company’s common stock were present or represented by proxy at the meeting. The results of stockholder voting on the three proposals presented were as follows:

Proposal 1 – Stockholders elected the following seven directors nominated by the board of directors, to serve until the 2026 annual meeting of stockholders or until their successors are duly elected and qualified:

Director Nominee	For	Against	Abstain	Broker Non-Votes
Carl G. Braunlich	19,420,238	2,461,643	35,573	9,120,021
Lewis A. Fanger	20,026,600	1,855,081	35,773	9,120,021
Eric J. Green	20,120,546	1,762,082	34,826	9,120,021
Lynn M. Handler	19,391,201	2,467,442	58,811	9,120,021
Daniel R. Lee	18,979,825	2,902,306	35,323	9,120,021
Kathleen M. Marshall	19,443,808	2,438,821	34,825	9,120,021
Michael P. Shaunnessy	19,438,074	2,444,354	35,026	9,120,021

Proposal 2 – Stockholders approved the 2025 Equity Incentive Plan:

For	Against	Abstain	Broker Non-Votes
17,007,799	3,169,070	1,740,585	9,120,021

Proposal 3 – Stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025:

For	Against	Abstain	Broker Non-Votes
30,942,371	58,323	36,781	—

Proposal 4 – Stockholders approved, on an advisory basis, the Company’s named executive officer compensation as disclosed in the 2025 proxy statement:

For	Against	Abstain	Broker Non-Votes
18,213,367	3,136,094	567,993	9,120,021

Proposal 5 – Stockholders approved, on an advisory basis, the frequency of every year for future advisory votes on the compensation of the Company’s named executive officers:

1 Year	2 Years	3 Years	Abstain
19,999,018	31,740	1,781,303	105,393

Consistent with the results of the advisory vote on the frequency of future votes on executive compensation set forth in Proposal 5 above, the Company’s Board of Directors has determined that the Company will continue to hold future advisory votes on executive compensation every year until the next required vote on the frequency of such votes.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits
	No.	Description
	10.1	Amendment to Employment Agreement, dated May 15, 2025, between Full House Resorts, Inc. and Lewis Fanger
	104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: May 16, 2025	/s/ Lewis A. Fanger
Lewis A. Fanger, Senior Vice President, Chief Financial Officer & Treasurer